SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 7, 2006

TRUE NORTH ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-51519	98-043482
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2 Allen Center, 1200 Smith Street
16th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 353-3948

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective June 7, 2006 we entered into oil and gas well participation agreements with Bayou City Exploration, Inc. ("Bayou City") whereby we agreed to participate with Bayou City in the drilling of a test well on each of three (3) oil and gas prospects including the Jaboncillo Windfall Prospect (“the Jaboncillo Windfall Prospect”) and Frost National Bank Deep Prospect (the "Frost National Bank Deep Prospect"), each located in Live Oak County Texas and the Zodiac II Prospect (the “Zodiac Prospect”) located in Jeff Davis and Calcasieu Parishes in Louisiana.

The agreement terms with respect to the two (2) Live Oak County Prospects (the "Live Oak Prospects") are that by participating in the drilling of a test well we will earn a 16.67% working interest in the Live Oak Prospects before payout and a 12.5% working interest after payout. “Payout” is defined as that point in time when there has been recovered from one hundred percent (100%) of production, less only royalties, overriding royalties and production taxes an amount of money equal to one hundred percent (100%) of the drilling, completing and operating costs (during the payout period) of the initial test well.

We have further agreed to pay 16.67% of all well costs to the initial casing point on the initial test well drilled on each Live Oak Prospect, to pay 16.67% of all well completion costs and to pay our proportionate share of the prospect costs including geological and geophysical costs, third party prospect fees, land brokerage costs, lease bonus and all other costs associated with the respective Live Oak Prospects. These prospect costs were $20,375 with regard to the Jaboncillo Windfall Prospect and $94,888 with regard to the Frost National Bank Deep Prospect, all of which have been paid.

The agreement terms with respect to the Zodiac Prospect are that we will earn a 25% working interest in the initial test well drilled on the Zodiac Prospect at such time as the test well has reached the objective depth. We have further agreed to pay 33.33% of well costs to the casing point on the test well drilled on the Zodiac Prospect, to pay 25% of all well completion costs and to pay our proportionate share of prospect costs including geological and geophysical costs, third party prospect fees, land brokerage costs, lease bonus and all other similar costs associated with the Zodiac Prospect. Our prospect costs with regard to the Zodiac Prospect are $267,056, which have not yet been paid.

The entire prospect costs for each prospect are fully refundable in the event the applicable agreement is rescinded by Bayou City for any reason or Bayou City fails to cause the initial test well to be drilled for any reason. Drilling has commenced on the Frost National Bank Deep Prospect. To date we have paid $132,000 in drilling costs related to the Frost National Bank Deep Prospect. Subject to rig availability, drilling will commence on the Jaboncillo Windfall Prospect on or before August 1, 2006 and on the Zodiac Prospect on or before December 31, 2006.

All drilling and completion costs are due and payable to Bayou City on or before fifteen (15) days after receipt of an Athorization For Expenditure and invoice or invoices for such costs or any portion thereof. Under the respective agreements we also have the option, but not the obligation, to participate in the drilling of any subsequent wells drilled within the Live Oak Prospects area and the Zodiac Prospect area, by paying our proportianate share of the costs and expenses of drilling such well including the cost of completing such subsequent well and equipping the same for production.

Bayou City is serving as operator on all of the wells. Under the agreements with Bayou City, we also have an option to participate in a fourth prospect, a new well to be drilled in Live Oak County, Texas, targeting the Wilcox formation. At this time, the prospect is still under development and will require additional seismic to define a drilling location. We anticipate to make a decision on drilling this prospect within next twelve months.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibits filed as part of this Report are as follows:

Exhibit 10.1	Participation Agreement effective as of June 7, 2006 between Registrant and Bayou City Exploration, Inc. regarding the Frost National Bank Deep Prospect.

Exhibit 10.2	Participation Agreement effective as of June 7, 2006 between Registrant and Bayou City Exploration, Inc. regarding the Jaboncillo Windfall Prospect.

Exhibit 10.3	Participation Agreement effective as of June 7, 2006 between Registrant and Bayou City Exploration, Inc. regarding the Zodiac II Prospect.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly cause this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUE NORTH ENERGY CORPORATION

Date: June 19, 2006	By:	/s/ John I. Folnovic
Name: John I. Folnovic
Title: President and Chief Executive Officer